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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements of Equifax Inc. listed below of our report dated February 18, 2004, with respect to the consolidated financial statements of Equifax Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

  1.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. Omnibus Stock Incentive Plan (File No. 33-34640);

  2.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. Employee Stock Incentive Plan (File No. 33-58734);

  3.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. 1995 Employees Stock Incentive Plan (File No. 33-58627);

  4.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. Omnibus Incentive Plan and Employee Stock Incentive Plan: to be funded in part through the Equifax Inc. Employees Stock Benefits Trust (File No. 33-86978);

  5.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. Omnibus Incentive Plan and Employee Stock Incentive Plan to be funded in part through the Equifax Inc. Employees Stock Benefits Trust (File No. 33-71200);

  6.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. Global Stock Sale Program: to be funded in part through the Equifax Inc. Employees Stock Benefits Trust (File No. 333-52203);

  7.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. Employee Special Recognition Bonus Award Plan: to be funded in part through the Equifax Inc. Employees Stock Benefits Trust (File No. 333-52201);

  8.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. Non-Employee Director Stock Option Plan (File No. 333-68421);

  9.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. 1995 Employees Stock Incentive Plan (File No. 333-68477);

  10.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. 2000 Stock Incentive Plan (File No. 333-48702);

  11.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. 401(k) Plan (File No. 333-97875);

  12.
  Registration Statement on Form S-3 pertaining to the acquisition of Commercial Data Center (File No. 333-54764);

  13.
  Registration Statement of Form S-4 pertaining to the 4.95% Notes Due 2007 with an aggregate principal of $250,000,000. (File No. 333-101701);

  14.
  Registration Statement on Form S-8 pertaining to the Equifax Inc. Director and Executive Stock Deferral Plan (File No. 333-110411).

Atlanta, Georgia

March 11, 2004

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS